SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2007

ADUROMED INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-03125	21-0661726
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Trowbridge Drive, Bethel, Connecticut 06801

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 798-1080.

Item 2.03. Creation of a Direct Financial Obligation of a Registrant.

Reference is made to the Company’s Current Report on Form 8-K filed July 2, 2007 and the description therein of the secured loan arrangement with various investors. Effective December 27, 2007, in consideration for the issuance of additional warrants for the purchase of a total of 2,450,000 shares of the Company’s common stock, holders of $1,225,000 in principal amount of such secured loan arrangement agreed to extend the maturity of such loan to June 30, 2008. Such warrants will have a five year term and an exercise price equal to the exercise price of warrants issued in the Company’s next financing involving the issuance of the Company’s common stock or securities convertible into such common stock with proceeds of $2,000,000 or more (a “Qualified Financing”). As additional consideration for agreeing to such extension these holders were given the right to covert the principal amount of their secured notes into common stock of the Company prior to the Company’s next Qualified Financing at a conversion price equal to one-half of the closing market price of such common stock on the day of conversion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADUROMED INDUSTRIES, INC.

By: /s/ Damien R. Tanaka

Damien R. Tanaka
Chairman, President and CEO

Dated: December 31, 2007